Exhibit 99.2

CONTACTS: Media Inquiries

Krista McClure

(248) 435-7115

krista.mcclure@arvinmeritor.com

Investor Inquiries

Ken Andrysiak

(248) 435-1923

kenneth.andrysiak@arvinmeritor.com

ArvinMeritor Affirms Second-Quarter Earnings Guidance at

Higher End of Forecasted Range

TROY, Mich. (March 14, 2006) — Today at Citigroup’s Small & Mid-Cap Conference in Las Vegas, Nev., ArvinMeritor, Inc.’s (NYSE:ARM) Chairman, CEO and President Chip McClure, and Senior Vice President and CFO Jim Donlon, told investors the company expects earnings per share from continuing operations, before special items, for the second quarter of fiscal year 2006 to be at the higher end of the previously forecasted range of $0.35 to $0.40 per diluted share. The company also confirmed that it anticipates earnings for fiscal year 2006 to be in the range of $1.50 to $1.70 per diluted share, before special items, and free cash flow to be in the range of $120 million to $170 million.

According to McClure, “Continued strength in the North American commercial vehicle market during January and February, as well as ongoing operational improvements, reinforce our confidence that we will deliver earnings for the second fiscal quarter at the higher end of our previously issued guidance.”

In addition, the company recently announced that it signed a definitive agreement to sell its Light Vehicle Aftermarket (LVA) Purolator filters business in North America, and that it sold its LVA North American exhaust business. Donlon explained, “Anticipated proceeds from these LVA divestitures, in addition to the company’s recent offering of $300 million of convertible notes due in 2026, coupled with its pending offer to purchase up to $600 million of outstanding notes due 2007 - 2009, are expected to contribute to increased liquidity, a strengthened balance sheet and overall improvement in ArvinMeritor’s financial position.”

McClure added, “Despite the challenges that continue to impact our industry, we are pleased to be in a position to reconfirm our prior financial guidance.”

The company plans to release its second-quarter results on April 28.

About ArvinMeritor

ArvinMeritor, Inc. is a premier $8.8 billion global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company serves light vehicle, commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets. Headquartered in Troy, Mich., ArvinMeritor employs approximately 29,000 people at more than 120 manufacturing facilities in 25 countries. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company’s Web site at: http://www.arvinmeritor.com/.

Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will,” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, global economic and market conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and cost of raw materials, including steel; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its customers and suppliers; including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in the filings of the company with the Securities and Exchange Commission.

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